                                                                  [EXHIBIT 23.6]

                  Consent of Alex. Brown & Sons Incorporated

     We hereby consent to the inclusion of our opinion letter dated October 30, 1995 to the Board of Directors of Bradley Real Estate, Inc. as an Exhibit to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Bradley Real Estate, Inc. and Tucker Properties Corporation, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary - Opinion of Financial Advisors" and "The Merger - Opinion of Bradley's Financial Advisor." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.


                                    Alex. Brown & Sons Incorporated



                                    By: /s/ E. Robert Kent, Jr.
                                       -----------------------------

Baltimore, Maryland

February 5, 1996